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                                                                     EXHIBIT 3.4


                       PREFERRED STOCK SERIES DESIGNATION

                    PACKAGED ICE, INC., A TEXAS CORPORATION

                           CERTIFICATE OF RESOLUTION


                         Providing for the Issuance of
                      Series B Convertible Preferred Stock
         Pursuant to Article 2.13 of the Texas Business Corporation Act

                                 *   *   *   *

       PACKAGED ICE, INC., a Texas corporation (the "Corporation"), certifies that pursuant to the authority contained in Article Four of its Articles of Incorporation, and in accordance with the provisions of Article 2.13 of the Texas Business Corporation Act, its Board of Directors adopted, at a special meeting held on December 18, 1996, the following resolutions creating and providing for the issuance of a series of shares of Preferred Stock as hereinafter described, and further providing for the voting powers, designations, preferences, and relative, participating, optional or other rights thereof, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Articles of Incorporation, all in accordance with the provisions of Article 2.13 of the Texas Business Corporation Act:

       BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation under Article Four of the Articles of Incorporation, which creates and authorizes 5,000,000 shares of preferred stock of the par value of $.01 per share, hereinafter called the "Preferred Stock," of which 450,000 shares have been designated as the Series A Convertible Preferred Stock (the "Series A Preferred Stock") all of which are issued and outstanding, the Board of Directors hereby provides for the issuance of a series of 200,000 shares of Preferred Stock, par value $.01 per share, as follows:

       1. Designation. There is hereby created a series of Preferred Stock of the Corporation to be designated "Series B Convertible Preferred Stock" (hereinafter referred to as the "Series B Preferred Stock") consisting of 200,000 shares, which shares shall be convertible into fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation (the "Common Stock"), and to the extent that the designations, preferences, limitations and relative rights of the Series B Preferred Stock are not stated in the Articles of Incorporation of the Corporation, they are hereby fixed and herein stated, as set forth below.

       2. Dividends. In the event the Board of Directors of the Corporation elects to make a distribution or dividend on the shares of Common Stock of the Corporation (whether in cash, capital stock or other property), the distribution or dividend must be made equally and ratably to all outstanding shares of the Corporation's Series B Preferred Stock as if the Series B Preferred Stock had been converted into Common Stock.
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       3.     Liquidation Preference.  In the event of any liquidation,
dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or declaration and setting apart for payment of any amount shall be made in respect to the Common Stock, or stock of any other class ranking junior as to the assets in liquidation to the Series B Preferred Stock (collectively, "Junior Stock"), SIX AND 07/100 DOLLARS ($6.07) per share (the "Preferred Stock Price"), appropriately adjusted to reflect stock splits, stock dividends (unless distributed pursuant to Section 2), reorganizations, consolidations and similar changes hereafter effected, plus dividends unpaid thereon, if any. If upon the occurrence of such event the assets distributable among the holders of the Series B Preferred Stock and stock ranking on a parity with the Series B Preferred Stock as to assets in liquidation (collectively, "Parity Stock") shall be insufficient to permit the payment of the full preferential amounts for the Series B Preferred Stock and Parity Stock then the entire assets and funds of the Corporation legally available for distribution to its shareholders shall be distributed among the holders of the Series B Preferred Stock and Parity Stock then outstanding ratably per share in proportion to the full preferential amounts per share to which they are respectively entitled. The Series B Preferred Stock will rank on a parity with the Series A Preferred Stock as to assets in liquidation and the Series A Preferred Stock shall be deemed to be Parity Stock.

              At any time, in the event of the merger or consolidation of the Corporation into or with another corporation or the merger or consolidation of any other corporation into or with the Corporation or a plan of exchange between the Corporation and any other corporation (in which consolidation or merger or plan of exchange any shareholders of the Corporation receive distributions of cash or securities or other property), or the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, then, subject to the provisions of this section, such transaction shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Series B Preferred Stock in such merger, consolidation, plan of exchange, sale, transfer or other disposition, and for purposes of determining the priority of receipt of such amounts as between the holders of the Series B Preferred Stock, the holders of the Series A Preferred Stock, and the holders of the Common Stock, to be a liquidation or dissolution of the Corporation if the holders of a majority of the outstanding shares of Series B Preferred Stock so elect by giving written notice thereof to the Corporation at least two (2) days before the effective date of such transaction. If no such notice is given, the provisions of Section 4(j) hereof apply. The Corporation shall give each holder of record of Series B Preferred Stock written notice of such impending transaction not later than fourteen (14) days prior to the shareholders' meeting of the Corporation called to approve such transaction, or fourteen (14) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the transaction and of this section (including, without limiting the generality of the foregoing, a description of the value of the consideration, if any, being offered to the holders of the Series B Preferred Stock in the transaction and the amount to which such holders would be entitled if such transaction were (as described above) to be deemed to be a liquidation or dissolution of the Corporation), and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. The transaction shall in no event take place sooner than fourteen
(14) days after the mailing by the Corporation of the first notice provided for herein or sooner than ten (10) days after the mailing by





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the Corporation of any notice of material changes provided for herein;
provided, however, that such periods may be reduced upon the written consent of the holders of a majority of the Series B Preferred Stock, voting together as a single class.

              Nothing hereinabove set forth shall affect in any way the right of each holder of shares of Series B Preferred Stock to convert such shares at any time and from time to time in accordance with Section 4 below.

       4.     Conversion.

              (a) Optional Conversion. Subject to and upon compliance with the provisions of this paragraph, shares of the Series B Preferred Stock may, at the sole option of the holder, be converted at any time, in whole or in part, after the date of issuance into shares of Common Stock of the Corporation at the Conversion Price set out below in Section 4(d) calculated to the nearest 1/100th of a share. However, in the event of a liquidation of the Corporation, any conversion rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

              (b) Automatic Conversion. Upon the closing of a Public Offering (as defined below) pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Corporation, all outstanding shares of the Series B Preferred Stock shall be converted automatically into shares of Common Stock of the Corporation at the Conversion Price then in effect without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. For purposes of this Certificate of Designation, "Public Offering" shall mean a firm commitment underwritten initial public offering by the Corporation of its Common Stock resulting in aggregate net proceeds to the Corporation of $7,500,000 or more.

              (c) Exercise. In order to exercise the conversion right pursuant to Section 4(a), a holder of shares of the Series B Preferred Stock shall surrender his certificate or certificates representing such shares to the Corporation or to an agent of the Corporation designated by it for that purpose, together with written notice to the Corporation that the holder elects to convert the number of shares represented by such certificate or certificates, or a specified number thereof ("Converted Shares"). Such notice shall also state the name or names (with address) in which the certificate or certificates for the shares of Common Stock which shall be issuable on such conversion shall be issued; and if more than one certificate is to be issued the number of shares to be represented by each. As promptly as practicable after the receipt of such notice and surrender of such certificate or certificates of the Series B Preferred Stock as aforesaid, the Corporation shall issue and deliver to such holder, or to his written order, a certificate or certificates for the full number of shares of Common Stock issuable on conversion of the Converted Shares. Such conversion shall be deemed to have been effected on the date ("Conversion Date") on which such notice shall have been received by the Corporation or its agent and such certificate or certificates of the Series B Preferred Stock shall have been surrendered as aforesaid and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of such shares of Common Stock on said





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Conversion Date.  In case any certificate or certificates for shares of the
Series B Preferred Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Corporation shall at the time of issuing the shares of Common Stock issue a new Series B Preferred Stock certificate or certificates representing the number of shares of the Series B Preferred Stock represented by the surrendered certificate or certificates and not converted, dated the Conversion Date. The Corporation shall be obligated to pay any dividends which shall have been declared payable to the holders of record of shares of the Series B Preferred Stock, or dividends payable to the holders of Common Stock to which the holders of the Series B Preferred Stock are entitled to share ratably, as of a date preceding the Conversion Date which shall not have been paid as of the Conversion Date. If more than one certificate representing shares of the Series B Preferred Stock shall be surrendered for conversion at one time by the same holder thereof, the number of full shares of Common Stock which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series B Preferred Stock (or a specified number thereof) so surrendered. Fractional shares of Common Stock may not be issued upon conversion of the Series B Preferred Stock and a cash payment will be paid in lieu of any fractional share in an amount equal to the same fraction of the market value of a share of Common Stock determined in good faith by the Board of Directors of the Corporation.

              (d) Conversion Price and Adjustment of Number of Shares. The conversion price at which shares of Common Stock shall be deliverable upon conversion of the Series B Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $6.07. Such Conversion Price shall be subject to adjustment as provided below. Upon each adjustment of the Conversion Price, each holder of shares of Series B Preferred Stock shall thereafter be entitled to receive, without the payment of additional consideration, the number of shares of Common Stock of the Corporation obtained by multiplying the Conversion Price in effect immediately prior to such adjustment by the number of shares issuable upon conversion immediately prior to such adjustment and dividing the product thereof by the Conversion Price resulting from such adjustment.

              (e) Issuance of Additional Shares of Common Stock. For the purposes of this Certificate of Designation, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed to be issued by the Corporation after the Original Issue Date, other than Excluded Shares (as defined below) and "Original Issue Date" shall mean the date upon which the shares of the Series B Preferred Stock are originally issued.

                     If the Corporation at any time, or from time to time, after the Original Issue Date shall issue any subscriptions, warrants, options, rights, calls or other commitments entitling any person to purchase or acquire any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock, including without limitation, preferred stock convertible into Common Stock (all such rights to acquire Common Stock are collectively referred to hereinafter as the "Rights") then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise and/or conversion of such Rights, shall be deemed to be Additional Shares of Common Stock.





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                     Except as provided in Section 4(g)(iv), for purposes of
this Certificate of Designation the term "Issuance Date" shall mean (i) with respect to Additional Shares of Common Stock deemed to have been issued in connection with the issuance of a Right, the date such Right is issued and (ii) in all other cases, the actual date Additional Shares of Common Stock are issued.

                     For the purposes of this Certificate of Designation, "Excluded Shares" shall mean: (i) shares for which the consideration per share as determined pursuant to Section 4(g) would be equal to or more than the applicable Conversion Price determined on the day prior to the Issuance Date;
(ii) shares of Common Stock issuable upon the exercise of Rights existing as of the Original Issue Date; and (iii) shares of Common Stock (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes) issued pursuant to any stock options granted or obtained after the Original Issue Date pursuant to the Corporation's Stock Option Plan adopted July 26, 1994, as may be amended from time to time by the affirmative vote of two-thirds of the members of the Corporation's Board of Directors, provided that in no event shall more than 130,000 shares of Common Stock subject to such options constitute Excluded Shares. The issuance of Excluded Shares shall not be an issuance of Additional Shares of Common Stock, and shall not result in an adjustment of the Conversion Price.

                     In any such case in which Additional Shares of Common Stock are deemed to be issued, no further adjustment in the Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise and/or conversion or exchange of such Rights, unless such Rights shall have been amended or modified prior to exercise or conversion or exchange so as to increase the number of Additional Shares of Common Stock deemed to have been issued thereunder or decrease the exercise and/or conversion or exchange price payable thereunder (in which case appropriate adjustment to the Conversion Price shall be made upon exercise and/or conversion or exchange to give effect to such amendment or modification); and upon the expiration or termination of any unexercised or unconverted Right, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Right shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price.

              (f) Adjustment of Conversion Price upon Issuance of Additional Shares of Common Stock. If the Corporation has issued or has been deemed to have issued Additional Shares of Common Stock the Conversion Price shall be reduced, concurrently with such issue to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (a) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (b) the denominator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued.

              (g)    Determination of Consideration.  For purposes of this
Section 4(g), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:





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                     (i)    Cash and Property:  Such consideration shall:

                            a. insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation;

                            b. insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors irrespective of the accounting treatment of such consideration without deduction of expenses or underwriter discounts or commissions; and

                            c. in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in subsections (a) and (b) above, as determined in good faith by the Board of Directors irrespective of the accounting treatment of such consideration.

                     (ii) Rights: The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(e), relating to Rights, shall be determined by dividing

                            a.     the total amount, if any, received or
              receivable by the Corporation as consideration for the issue of such Rights, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise, conversion and/or exchange of such Rights, by

                            b. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise, conversion and/or exchange of such Rights.

                     (iii) Merger or Consolidation, etc. In case any shares of Common Stock or Rights shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock or Rights, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any other corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio





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       on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Conversion Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of Section 4(j) below, shall be made after giving effect to such adjustment of the Conversion Price.

                     (iv) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Rights, or (b) to subscribe for or purchase Common Stock or Rights, then such record date shall be deemed to be the Issuance Date.

                     (v) Stock Owned by Corporation. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 4.

              (h) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

              (i) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

              (j) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or a sale of all or substantially all of the assets of the Corporation (other than a consolidation, merger or sale which is treated as a liquidation pursuant to Section 3), each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale;





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and, in such case, appropriate adjustment (as determined in good faith by the
Board of Directors) shall be made in the application of the provisions in this
Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

                     The Corporation shall not effect any consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holders of Series B Preferred Stock the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

              (k) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment. Without limiting the generality of the foregoing, the Corporation (i) will not increase the par value of any shares of Common Stock above the Conversion Price then in effect; and (ii) will take all actions as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock upon the conversion of all Series B Preferred Stock from time to time outstanding.

              (l) Certificate as to Adjustments. On an annual basis, the Corporation shall, at its expense, promptly compute such adjustment or readjustment in the Conversion Price in accordance with the terms hereof and furnish to each holder, if any, of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (1) such adjustments and readjustments, (2) the Conversion Price then in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series B Preferred Stock Certificates, if the same shall reflect the initial or any subsequent conversion price, need not be changed in order for the adjustments or readjustments to be valued in accordance with the provisions of this Certificate of Designation, which shall control.

              (m)    Notice of Record Date.  In the event:

                     (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;





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                     (ii)   that the Corporation subdivides or combines its
       outstanding shares of Common Stock;

                     (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                     (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation, at least ten days prior to the record date specified in (v) below or twenty days before the date specified in (vi) below, a notice stating

                     (v) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                     (vi) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

              (n) Happenings upon Conversion of Series B Preferred Stock. All shares of Series B Preferred Stock, which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and except as provided in Section 4(c), all rights with respect to such shares, including the rights, if any, to receive dividends, notices and to vote, shall immediately cease and terminate on the date of conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series B Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the number of shares of authorized Series B Preferred Stock accordingly.

              (o) Underwritten Offering. If the conversion is in connection with an underwritten public offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may at the option of any holder tendering Series B Preferred Stock for conversion be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of the sale of securities.





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              (p)    Taxes on Conversion.  The issue of any stock or other
certificate upon the conversion of any shares of the Series B Preferred Stock shall be made without charge to the holder thereof for any tax (other than any income tax) in respect of the issue of such certificate. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in the name other than that of the holder of the shares of the Series B Preferred Stock surrendered for conversion.

              (q) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Series B Preferred Stock, and shall take all such corporate action as may, in the opinion of its counsel, be necessary to assure that such shares of Common Stock may be validly and legally issued upon conversion of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series B Preferred Stock at the Conversion Price then in effect the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

       5.     Voting Rights.

              (a) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of shareholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration including, without limitation, the election of directors. Except as set forth under subsection (b) below, holders of Series B Preferred Stock shall vote together with the holders of Common Stock and the Series A Preferred Stock as a single class, and the holders of the Series B Preferred Stock shall not have the right to vote as a separate class on any matter submitted to the shareholders of the Corporation.

              (b) The Corporation shall not amend, alter or repeal preferences, rights, powers or other terms of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the unanimous written consent or affirmative vote of all of the holders of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
For this purpose, without limiting the generality of the foregoing, the authorization or issuance of any series of Preferred Stock which has preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series B Preferred Stock.





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
       RESOLVED, that, before the Corporation shall issue any shares of the Series B Preferred Stock, a certificate pursuant to Article 2.13 of the Texas Business Corporation Act shall be made, executed, acknowledged, filed and recorded in accordance with the provisions of said Article 2.13; and the proper officers of the Corporation are hereby authorized and directed to do all acts and things which may be necessary or proper in their opinion to carry into effect the purposes and intent of this and the foregoing resolutions.

       IN WITNESS WHEREOF, said PACKAGED ICE, INC. has caused this Certificate to be duly executed by its President this 31st day of December, 1996.



                                           PACKAGED ICE, INC.


                                           By:
                                              ----------------------------------
                                                  James F. Stuart, President





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